UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 260-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Retrophin, Inc. (the “Company”) and Mission Pharmacal Company (“Mission”) are parties to that certain Trademark License and Supply Agreement, dated May 28, 2014, as amended (the “Supply Agreement”), pursuant to which Mission has granted the Company an exclusive, royalty-bearing license to market, sell and commercialize Thiola and a non-exclusive license to use know-how relating to Thiola to the extent necessary to market Thiola.

On March 23, 2016, the Company and Mission entered into a Third Amendment to Trademark License and Supply Agreement (the “Third Amendment”) pursuant to which the Company and Mission agreed to amend the Supply Agreement to, among other things, include a new formulation development project for tiopronin tablets.

The foregoing description of the terms of the Third Amendment is qualified in its entirety by reference to the Third Amendment, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: March 24, 2016	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer